SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 24, 2006

Commission File Number 000-51158

TRUEYOU.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

13-4024017
(IRS Employer Identification No.)

Building No. 501, Fifth Floor, 7 Corporate Park, Norwalk, CT 06851
(Address of principal executive offices)

Registrant’s telephone number including area code: (203) 295-2121

Not applicable
(Former name or former address, if changed since last report)

Item 1.01	Entry into a Material Definitive Agreement.

        On April 24, 2006, TrueYou.Com Inc. (the “Company”), entered into an Employment Agreement (the “Employment Agreement”) with Matthew Burris to serve as Executive Vice President, Chief Financial Officer and Chief Operating Officer of the Company and each of the Company’s subsidiaries.

        Pursuant to the Employment Agreement, Mr. Burris is entitled to receive a base salary of $350,000 per year with annual review for increase (“Base Salary”). In addition, Mr. Burris is eligible to receive an annual incentive bonus, which is targeted at 60% of his Base Salary, provided, however, that Mr. Burris will receive a minimum annual bonus payment of $60,000 per year, payable at the beginning of July of each calendar year during the employment term (“Minimum Annual Bonus”). The Minimum Annual Bonus payment due on July 1, 2006 will be payable on the later of July 1, 2006 or the date on which the Company consummates a financing transaction of no less than $20,000,000. In addition, the Company will, on an annual basis, commencing with the fiscal year beginning July 1, 2006, review Mr. Burris’ performance, and in the sole and absolute discretion of the Company, pay Mr. Burris a bonus of up to $150,000.

        Mr. Burris will be entitled to benefits consistent with those available to other senior executives. The Company will reimburse Mr. Burris for all “COBRA” healthcare continuation coverage expenses incurred by Mr. Burris from the Commencement Date (as defined below) until Mr. Burris and his dependents are eligible to participate in the Company’s medical, dental and vision insurance plans. In addition, Mr. Burris will receive a tax gross-up amount to cover any income tax liability he incurred with respect to such reimbursement.

        In connection with his employment, Mr. Burris, in accordance with the terms and conditions of a stock incentive plan to be adopted by the Company, will, after such plan has been adopted, be granted options to purchase 2,632,500 shares of common stock of the Company, at an exercise price equal to the fair market value of the common stock of the Company as of the date of such grant, of which options to purchase 292,500 shares of common stock of the Company shall be immediately exercisable upon such grant and the remainder of which shall vest no less rapidly than quarterly over the 4 year period following such grant. In the event of termination of employment by Mr. Burris for Good Reason (as defined in the Employment Agreement) or in the event of a Change of Control (as defined in Employment Agreement), all stock options held by Mr. Burris will automatically and immediately become fully vested and fully exercisable and remain exercisable for their full term.

        The Company will pay or reimburse Mr. Burris up to $20,000 for all reasonable attorneys’ and other professionals’ fees and expenses he incurs in connection with the preparation and amendment of the Employment Agreement and any related agreements including any tax gross-up amount to cover any income taxes on such payments or reimbursements.

        The term of the Employment Agreement will begin on or about April 28, 2006, but in no event later than May 15 (the “Commencement Date”), and will continue until terminated by either party or as a result of Mr. Burris’ death or disability. Mr. Burris’ employment may be terminated by the Company for Cause (as defined in the Employment Agreement) or by Mr. Burris for Good Reason. If the Company terminates Mr. Burris’ employment without Cause or if Mr. Burris terminates his employment for Good Reason, he is entitled to receive a lump-sum cash payment from the Company in an amount equal to his Base Salary and the Minimum Annual Bonus no later than 7 days following such termination provided, however, that the Company may elect, in its sole discretion, to make such payments ratably over a 12 month period after the date of such termination in the event that the Company has a cash balance equal to or greater than $5,000,000 on the date of such termination; provided further, however, that if such payments are subject to Section 409A of the Internal Revenue Code (the “Code”), the immediately preceding proviso will not apply; provided further, that upon the occurrence of such cash balance falling below $5,000,000 at any time after the date of such termination, then all such payments shall be made in a lump-sum no later than 7 days after such occurrence. During the 12 month period immediately following such termination, Mr. Burris will receive (i) continuation of all employee benefits and fringe benefits (“Continued Benefits”) and (ii) at the Company’s expense, reasonable executive outplacement services and administrative support. In addition, Mr. Burris will receive: (a) payment of unpaid Base Salary through the date of such termination; (b) accrued but unused vacation days; (c) any unpaid or minimum bonuses earned through the date of termination; (d) any compensation previously deferred (to the extent allowed under the Plan through which it is deferred); (e) reimbursement for any unreimbursed fees or expenses; and (f) all other payments, benefits and rights under any benefit, compensation, incentive, equity or fringe benefit plan, program or arrangement or grant, (collectively referred to herein as “Rights”). In addition, the Employment Agreement provides that Mr. Burris will not compete with the Company during the term of his employment and for 12 months thereafter.

        If Burris’ employment is terminated due to his death or disability (as defined in the Employment Agreement), Mr. Burris (or his estate) will be entitled to receive: (i) the Base Salary and Continued Benefits for the 12 month period immediately following his termination; (ii) all Rights; (iii) if Mr. Burris had not yet received the Annual Minimum Bonus for the fiscal year in which death or disability occurs, such Annual Minimum Bonus, and (iv) if Mr. Burris had not yet received the bonus in excess of the Annual Minimum Bonus for the fiscal year in which death or disability occurs, a pro-rata portion of such annual bonus for the fiscal year in which such termination occurs, based on the number of days worked by Mr. Burris during such fiscal year, to be paid within 30 days of such termination.

        In the event it is determined that any payments to Mr. Burris constitute an “excess parachute payment” within the meaning of Section 280G of the Code, then Mr. Burris will be entitled to receive gross-up payments in an amount such that, after payment by Mr. Burris of all taxes (and any interest or penalties imposed with respect to such taxes), including any income (and any interest or penalties imposed with respect thereto) and excise tax under Section 499 of the Code imposed upon the gross-up payment, Mr. Burris retains an amount of the gross-up payment equal to the excise tax imposed upon the payments.

        The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        In a press release dated April 26, 2006, the Company announced that Matthew Burris, 43, has been named as Executive Vice President, Chief Financial Officer and Chief Operating Officer of the Company and each of the Company’s subsidiaries.

        Since February 2006, Mr. Burris has served as the Finance Director for Donna Karen license apparel division at Liz Claiborne, Inc., a wholesaler and retailer of branded apparel and accessories products (“Liz Claiborne”). Since May 2004, Mr. Burris has served as the Operations Director for the accessories division at Liz Claiborne. Since December 2002, Mr. Burris has served as Vice President and Finance Director for the non-apparel division. From August 2001 through December 2002, Mr. Burris served as Vice President and Chief Financial Officer for Standard Automotive Corporation, a manufacturer of precision parts for the aerospace, nuclear, and defense industries and truck trailers and truck bodies. From October 1999 through August 2001, Mr. Burris served as Vice President, Chief Financial Officer and Director of Creative Solutions Group, Inc., a manufacturer of point of purchase display units. Mr. Burris holds a BA/BS, magna cum laude, in finance and international management from Georgetown University School of Business and an MBA from New York University, Stern School of Business.

        A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

10.1	Employment Agreement dated April 24, 2006 between TrueYou.Com Inc. and Matthew Burris.

99.1	Press Release dated April 26, 2006.

SIGNATURES

        Pursuant to the requirements of Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 27, 2006

TRUEYOU.COM INC.
By: /s/ Richard Rakowski
Name: Richard Rakowski Title: Chairman and Chief Executive Officer